EXHIBIT 6

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP






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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 (the "Registration Statement") of our reports dated February 17, 1999 and February 11, 1999, except as to Note 20, which is as of April 27, 1999, relating to the financial statements of Phoenix Home Life Variable Universal Life Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, respectively, which appear in such Prospectus.







/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
April 27, 1999